Exhibit 99.1

FOR IMMEDIATE RELEASE

American Vanguard Reports Full Year 2025 Results

Company Extends and Expands Its Credit Capacity Through the Establishment of Two Term Loans

Forecasts Adjusted EBITDA in a range of $44 - $48 million in 2026

Announces the Company will be rationalizing its Los Angeles manufacturing facility

Newport Beach, CA | March 16, 2026 — American Vanguard® Corporation, a diversified specialty and agricultural products company that develops, manufactures, and markets solutions for crop protection and nutrition, turf and ornamental management and commercial pest control, today reported financial results for the financial year ended December 31, 2025.

Financial and Operational Highlights for 2025 – versus 20241:

•	Net sales of $515 million vs. $547 million;

•	GAAP net loss of $50 million vs $126 million;

•	Adjusted EBITDA[2] of $39.2 million vs. $39.1 million;

•	The Company has entered in two new term loans agreements totaling $285 million

Dak Kaye, CEO of American Vanguard, stated “2025 was a pivotal year for American Vanguard as we continue to make progress on the execution of our business improvement plans. Initiatives that we implemented early last year have resulted in increased margins, in an agricultural economy that is just beginning to recover. While we have accomplished much in 2025, we expect even better results in 2026. We have made the difficult decision to significantly reduce activities at the Company’s Los Angeles manufacturing facility. This is the Company’s oldest facility, and in today’s environment, is no longer competitive. We would like to thank our dedicated team members at this location. We will be assisting the affected employees as they transition to new opportunities. Further, savings will also be realized from the Company’s previously announced move of the corporate headquarters from Newport Beach, California, scheduled for mid-2026.”

Mr. Kaye continued, “We also have replaced our revolving credit facility with term loans from lenders led by Centerbridge Partners and BMO. This transaction meaningfully strengthens American Vanguard’s capital structure and liquidity position. This financing extends our maturities, enhances balance-sheet flexibility, and positions the Company to remain focused on executing its strategic and operational priorities. We now intend to position American Vanguard for growth, with a portfolio of new products that will begin launching this year.”

Mr. Kaye concluded, “The Company has also made personnel changes to the management of our commercial team, which I believe will reenergize this group. With new products and a renewed customer centric focus, there is an opportunity to meaningfully increase volumes, that will lead to improved efficiency in our factory operations, higher margins, and ultimately to higher future profitability. I expect the Company to generate adjusted EBITDA in a range of $44 - $48 million in 2026.”

[1]	2024 GAAP figures include adjustments related to a product recall.
[2]

Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net (loss) income, operating (loss) income or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.

David Johnson, Chief Financial Officer stated, “I am pleased to see our business improvement plans begin to yield tangible results. Our 2025 gross profit margin and operating costs both improved as compared to 2024. These results are important given the backdrop of a continued weak overall agricultural market. As planned, we continued to wind down spending on our business improvement action plans. In 2026, we will continue to invest in business improvements including rationalization of some activity at the LA facility, which will result in short term cash and non-cash expenses followed by longer term factory operating efficiencies. Finally, I am particularly pleased to be able to report that the Company has fully remediated all of the material weaknesses identified in connection with the 2024 audit. I want to thank the entire global finance team and many other non-finance employees who have all worked together to achieve this result”.

Mr. Johnson continued, “As we look forward to 2026, I feel that a lot of work has been done to improve the Company’s organization, approach to new product introductions, operations and capital structure. Further, we will continue to focus on using technology to improve our business by completing the global implementation of our standard ERP platform. These actions will allow the Company to grow as the global Ag Chem market continues to improve.”

Earnings Conference Call

The Company will be hosting an earnings conference call at March 16, 2026 at 4:30 pm Eastern Time/1:30 pm Pacific Time.

The conference call can be accessed through the following link: https://www.webcaster5.com/Webcast/Page/3070/53740

A replay of this event can be accessed through the Company website.

The Company plans to post on the Investor Relations section of the Company’s website a supplemental presentation that should be read in connection with this earnings release.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agriculture products company that develops and markets products for crop protection and management, turf and ornamentals management, and public and animal health. Over the past 20 years, through product and business acquisitions, the Company has significantly expanded its operations and now has more than 1,000 product registrations worldwide. To learn more about the Company, please reference www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release the matters set forth in this press release include forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” These forward-looking statements are based on the current expectations and estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include risks detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release. The Company disclaims any intent or obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), we present Adjusted EBITDA, which is a non-GAAP financial measure. This measure should not be considered in isolation or as an alternative to GAAP measures such as net income, or diluted earnings per share, as applicable, or other financial statement data presented in our financial statements as an indicator of our financial performance or liquidity.

We define EBITDA as net income or net income attributable to the Company, adjusted for non-controlling interests, depreciation and amortization, provision for income taxes and interest expense. We define Adjusted EBITDA as EBITDA as further adjusted for certain items management believes are not reflective of the underlying operations of our business, including but not limited to the exclusion of charges that are considered by management to be unusual and not representative of the company’s underlying performance and future prospects. In 2025 and 2024 that included non-recurring expenses and the profit on sale of an asset that was not held for sale. The resulting Adjusted EBITDA measure is aligned with the Company’s metric for its credit facility agreement in the applicable periods.

We use Adjusted EBITDA to assess the operating results and effectiveness and efficiency of our business. We present this non-GAAP financial measure because we believe that investors consider Adjusted EBITDA to be an important supplemental measure of performance, and we believe that this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. As the Company continues to work through its transformation efforts, management believes that presenting Adjusted EBITDA provides an effective comparison between the Company and its industry peers. Non-GAAP financial measures as reported by us may not be comparable to similarly titled metrics reported by other companies and may not be calculated in the same manner. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

The Company is not able to provide a reconciliation without unreasonable efforts of its forward-looking guidance related to adjusted EBITDA to the most directly comparable GAAP financial measure due to the inherent difficulty in predicting with reasonable certainty the timing and amount of certain items that are excluded from Adjusted EBITDA, such as share-based compensation, acquisition-related expenses, and foreign exchange gains or losses, which could be material to the Company’s results computed in accordance with GAAP.

Investor Representative

Alpha IR Group

Robert Winters

Robert.winters@alpha-ir.com

(929) 266-6315

CONSOLIDATED BALANCE SHEETS

December 31, 2025 and 2024

(In thousands, except share data)

	2025	2024
Assets
Current assets:
Cash	$12,425	$12,514
Receivables:
Trade, net of allowance for credit losses of $11,733 and $9,190 respectively	160,511	169,743
Other	7,278	4,699

Total receivables, net	167,789	174,442

Inventories	176,034	179,292
Prepaid expenses and other assets	9,668	7,615
Income taxes receivable	4,606	5,030

Total current assets	370,522	378,893
Property, plant and equipment, net	53,036	58,169
Operating lease right-of-use assets, net	16,793	19,735
Intangible assets, net	138,746	150,497
Goodwill	—	19,701
Deferred income tax assets	2,637	1,242
Other assets	14,803	8,484

Total assets	$596,537	$636,721

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$87,505	$69,159
Customer prepayments	33,094	52,675
Accrued program costs	52,227	69,449
Accrued expenses and other payables	28,261	31,989
Operating lease liabilities, current	5,765	6,136
Income taxes payable	2,594	2,942

Total current liabilities	209,446	232,350
Long-term debt	174,000	147,332
Operating lease liabilities, long-term	11,621	14,339
Deferred income tax liabilities	8,150	7,989
Other liabilities	923	1,601

Total liabilities	404,140	403,611

Commitments and contingent liabilities (Notes 5 and 10)
Stockholders’ equity:
Preferred stock, $0.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $0.10 par value per share; authorized 40,000,000 shares; issued 34,923,562 shares in 2025 and 34,794,548 shares in 2024	3,492	3,479
Additional paid-in capital	117,106	114,679
Accumulated other comprehensive loss	(12,000)	(18,729)
Retained earnings	155,000	204,882

	263,598	304,311
Less treasury stock at cost, 5,915,182 shares in 2025 and 5,915,182 in 2024	(71,201)	(71,201)

Total stockholders’ equity	192,397	233,110

Total liabilities and stockholders’ equity	$596,537	$636,721

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2025, 2024 and 2023

(In thousands, except per share data)

	2025	2024	2023
Net sales	$515,114	$547,306	$579,371
Cost of sales	(367,553)	(426,989)	(400,207)

Gross profit	147,561	120,317	179,164
Operating expenses
Selling, general and administrative	(110,633)	(119,634)	(116,887)
Research, product development and regulatory	(23,161)	(32,662)	(38,025)
Product liability claims	(9,730)	—	—
Transformation	(7,187)	(20,162)	(957)
Asset impairments	(25,395)	(50,414)	—
Gain from sale of assets	249	1,000	—

Operating (loss) income	(28,296)	(101,555)	23,295
Change in fair value of equity investments, net	(437)	(2,356)	(359)
Interest and other expenses, net	(18,470)	(16,547)	(12,639)

(Loss) income before provision for income taxes	(47,203)	(120,458)	10,297
Provision for income taxes	(2,679)	(5,882)	(2,778)

Net (loss) income	$(49,882)	$(126,340)	$7,519

(Losses) earnings per common share—basic	$(1.75)	$(4.50)	$0.27

(Losses) earnings per common share—assuming dilution	$(1.75)	$(4.50)	$0.26

Weighted average shares outstanding—basic	28,426	28,059	28,128

Weighted average shares outstanding—assuming dilution	28,426	28,059	28,533

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

	2025	2024	$ Change	% Change
Net sales:
U.S. crop	$221,391	$228,327	$(6,936)	-3%
U.S. non-crop	90,290	82,400	7,890	10%

Total U.S.	311,681	310,727	954	0%
International	203,433	236,579	(33,146)	-14%

Total net sales	$515,114	$547,306	$(32,192)	-6%
Total cost of sales	$(367,553)	$(426,989)	$59,436	-14%

Total gross profit	$147,561	$120,317	$27,244	23%

Total gross margin	29%	22%

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2025, 2024 and 2023

(In thousands)

	2025	2024	2023
Cash flows from operating activities:
Net (loss) income	$(49,882)	$(126,340)	$7,519
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	18,742	22,322	21,780
Amortization of other long-term assets	21	226	1,754
Amortization of deferred loan fees	1,906	536	254
Gain on disposal of property, plant and equipment	(75)	(1,000)	—
Impairment of assets	25,395	50,414	—
Provision for estimated credit losses	2,360	2,319	1,935
Stock-based compensation	2,016	4,412	6,138
Deferred income taxes	(1,351)	1,452	(9,710)
Changes in liabilities for uncertain tax positions or unrecognized tax benefits	(201)	(1,547)	(508)
Change in equity investment fair value	437	2,356	359
Lease obligations and non-cash lease expense, net	(147)	(37)	256
Unrealized foreign currency transaction (gains) losses	(193)	804	(581)
Changes in assets and liabilities associated with operations, net of business combinations:
Decrease (increase) in receivables	7,697	7,481	(20,278)
Decrease (increase) in inventories	6,287	35,178	(27,315)
Decrease (increase) in income tax receivable/payable	(9)	(3,775)	3,568
(Increase) decrease in prepaid expenses and other assets	(8,638)	(687)	1,269
Increase (decrease) in accounts payable	15,434	3,714	(2,287)
Decrease in customer prepayments	(19,582)	(12,882)	(45,079)
(Decrease) increase in accrued program costs	(17,384)	1,775	7,244
(Decrease) increase in accrued expenses and other payables	(4,024)	17,202	(5,066)

Net cash (used in) provided by operating activities	(21,191)	3,923	(58,748)

Cash flows from investing activities:
Capital expenditures	(3,919)	(7,279)	(11,878)
Proceeds from disposal of property, plant and equipment	477	1,065	242
Acquisitions of business and product line, net of cash acquired	—	—	(5,195)
Intangible assets	(165)	(409)	(186)

Net cash used in investing activities	(3,607)	(6,623)	(17,017)

Cash flows from financing activities:
Payments under line of credit agreement	(223,465)	(294,356)	(172,500)
Borrowings under line of credit agreement	250,134	302,787	259,100
Payment of deferred loan fees	(3,389)	(850)	—
Net receipt from the issuance of common stock under ESPP	629	901	981
Net (payment) receipt from the exercise of stock options	(205)	—	46
Payment from common stock purchased for tax withholding	—	(1,432)	(1,967)
Repurchase of common stock	—	—	(15,539)
Payment of cash dividends	—	(2,510)	(3,384)

Net cash provided by financing activities	23,704	4,540	66,737

Net increase (decrease) in cash	(1,094)	1,840	(9,028)
Effect of exchange rate changes on cash	1,005	(742)	116
Cash at beginning of year	12,514	11,416	20,328

Cash at end of year	$12,425	$12,514	$11,416

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO EBITDA

For the years ended December 31, 2025 and 2024

	For the years ended December 31,
	2025	2024
Net income	$(49,882)	$(126,340)
Provision for income taxes	2,679	5,882
Interest expense, net	18,470	16,243
Depreciation and amortization	18,763	22,548
Stock compensation expense	2,016	4,412
Gain on sale of fixed assets	(249)	(1,000)
Transformation costs	7,187	20,162
Other one-time charges	3,907	60,799
Goodwill and intangibles asset impairments	25,300	36,395
Product liability claims	10,485	—
Other adjustments	531	—

Adjusted EBITDA[3]	$39,207	$39,101

[3]

Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net (loss) income, operating (loss) income or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.